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                                                                    Exhibit 99.1


[LOGO HERE] ICU MEDICAL, INC.


              ICU MEDICAL, INC. REPORTS SECOND QUARTER 2004 RESULTS

         JULY 16, 2004, SAN CLEMENTE, CALIFORNIA -- ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced results for the second quarter and six months ended June 30, 2004.

Second quarter revenue increased to $21.7 million, as compared to $21.3 million in the same period last year. Net income for the second quarter was $3.4 million, or $0.23 per diluted share, as compared to $3.9 million, or $0.26 per diluted share in the second quarter of 2003.

For the first six months of 2004, the Company earned $7.6 million, or $0.50 per diluted share, on revenues of $43.9 million, as compared to net income of $11.0 million, or $0.72 per diluted share, on revenues of $52.0 million for the same period in 2003.

Commenting on the quarter, Frank O'Brien, ICU Medical's Chief Financial Officer, said, "Our second quarter results were in line with our expectations. Our end user demand through our domestic and international distribution channels continues to grow stronger for ICU's safe medical connectors and custom intravenous systems, although we are not seeing this in our own total sales."

Mr. O'Brien continued, "Hospira has recently told us they want to carry less inventory of CLAVE products. Hospira is actually experiencing stronger sell-through with our products this year compared to last year and this inventory decision will only have a temporary effect on our own sales this year and will have no long term effect. The increase in operating expenses for the quarter was generally in line with expectations."

ICU Medical's balance sheet continued to strengthen, with cash and investments totaling $91.9 million at June 30, 2004, up from $85.7 million at the end of the first quarter. Operating cash flow was $3.4 million for the second quarter and $16.2 million for the six months ended June 30, 2004.

The Company will be conducting a conference call concerning its second quarter results at 8:00 a.m. PDT (11:00 a.m. EDT) on Friday, July 16, 2004, which can be accessed at 800-915-4836, passcode "ICU Medical" or by replay at 800-428-6051, passcode I.D. 363719. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of this announcement.

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CONTACT:      Francis J. O'Brien
              Chief Financial Officer
              ICU Medical, Inc.
              (949) 366-2183

              John F. Mills
              Managing Director
              Integrated Corporate Relations
              (310) 395-2215

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
                                          ICU MEDICAL, INC.
                                        Statements of Income
                                 For the Three and Six Months Ended
                                   June 30, 2004 and June 30, 2003
                      (all dollar amounts in thousands except per share data)
                                             (unaudited)

                                                   Three Months Ended           Six Months Ended

                                                  6/30/04      6/30/03       6/30/04        6/30/03
                                               ------------  ------------  ------------  ------------
Revenues:

     Net sales                                 $    21,001   $    19,864   $    42,272   $    48,600

     Other                                             663         1,419         1,626         3,459
                                               ------------  ------------  ------------  ------------

Total Revenue                                       21,664        21,283        43,898        52,059

Cost of Sales                                        9,600         9,148        19,414        22,172
                                               ------------  ------------  ------------  ------------

Gross Profit                                        12,064        12,135        24,484        29,887

Selling, general and administrative expenses         6,603         5,543        12,258        11,630

Research and development expenses                      403           537           854         1,008
                                               ------------  ------------  ------------  ------------

Total operating expenses                             7,006         6,080        13,112        12,638
                                               ------------  ------------  ------------  ------------

Income from operations                               5,058         6,055        11,372        17,249

Investment income                                      398           274           708           570
                                               ------------  ------------  ------------  ------------

Income before income taxes                           5,456         6,329        12,080        17,819

Provision for income taxes                           2,046         2,430         4,530         6,850
                                               ------------  ------------  ------------  ------------

Net income                                     $     3,410   $     3,899   $     7,550   $    10,969
                                               ------------  ------------  ------------  ------------

Net income per share - diluted                 $      0.23   $      0.26   $      0.50   $      0.72
                                               ============  ============  ============  ============

Weighted average number of
common shares - diluted                         15,140,606    15,081,815    15,107,214    15,209,580
                                               ============  ============  ============  ============

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                                ICU MEDICAL, INC.
                     Summary Consolidated Balance Sheet Data
               (all dollar amounts in thousands except share data)
                                   (unaudited)

                                     ASSETS
                                                             6/30/04    12/31/03
                                                            ---------  ---------
CURRENT ASSETS:
     Cash and liquid investments                              91,910     73,137
     Accounts receivable, net                                 16,217     24,943
     Inventories                                               9,404      3,398
     Prepaid expenses and deferred taxes                       5,273      5,597
     Other current assets                                      2,848      4,142
                                                            ---------  ---------
              Total current assets                           125,652    111,217
                                                            ---------  ---------

PROPERTY AND EQUIPMENT, NET                                   39,814     41,041
OTHER ASSETS                                                  11,255     12,030
                                                            ---------  ---------
                                                            $176,721   $164,288
                                                            =========  =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                           8,496      8,285

STOCKHOLDERS' EQUITY:

     13,923,337 shares outstanding, net, at June 30, 2004    168,225    156,003
                                                            ---------  ---------
                                                            $176,721   $164,288
                                                            =========  =========

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
                                ICU MEDICAL, INC.
                  Summary Consolidated Statements of Cash Flows
                            For the Six Months Ended
                         June 30, 2004 and June 30, 2003
                        (all dollar amounts in thousands)
                                   (unaudited)

                                                             For the Six Months Ended
                                                               ---------------------
                                                                6/30/04     6/30/03
                                                               ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                     $  7,550    $ 10,969
Adjustments to reconcile net income to net cash
  provided by operating activities --
     Depreciation and amortization                                3,742       3,416
     Net change in current operating assets and
        liabilities, and other, net of acquisitions               3,022      (4,383)
                                                               ---------   ---------
                                                                 14,314      10,002

     Tax benefits from exercise of stock options                  1,913         186

                                                               ---------   ---------
     Net cash provided by operating activities                   16,227      10,188
                                                               ---------   ---------

PURCHASES OF PROPERTY AND EQUIPMENT                              (2,272)     (7,071)
NET CHANGE IN LIQUID INVESTMENTS                                (17,300)     19,250
ACQUISITION                                                          --      (5,346)
NET CHANGE IN FINANCE LOANS                                       1,958      (7,114)
PURCHASE OF TREASURY STOCK                                           --     (10,313)
EMPLOYEE EQUITY PLANS                                             2,860         744

                                                               ---------   ---------
NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                                        $  1,473    $    338
                                                               =========   =========
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